UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 20, 2024

PERIMETER SOLUTIONS, SA
(Exact name of registrant as specified in its charter)

Grand Duchy of Luxembourg	001-41027	98-1632942
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)
12E rue Guillaume Kroll, L-1882 Luxembourg
Grand Duchy of Luxembourg
352 2668 62-1
(Address of principal executive offices, including zip code)
(314) 396-7343
Registrant's telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $1.00 per share	PRM	New York Stock Exchange
Warrants for Ordinary Shares	PRMFF	OTC Markets Group Inc.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant's Certifying Accountant.
(a) Dismissal of Previous Independent Registered Public Accounting Firm
The Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board”) of Perimeter Solutions, SA (the “Company”) has completed a process to review the appointment of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. As a result of this process, on March 15, 2024, the Audit Committee approved, and the Board ratified, the dismissal of BDO USA, P.C. (“BDO”), the Company’s independent registered public accounting firm since 2021, effective March 18, 2024.
The audit reports of BDO on the Company’s consolidated financial statements as of and for the years ended December 31, 2023 and 2022 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.
During the fiscal years ended December 31, 2023 and 2022, and the subsequent interim period through March 18, 2024, there were no “disagreements” within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions between the Company and BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to BDO’s satisfaction, would have caused BDO to make reference thereto in its reports.
During the fiscal years ended December 31, 2023 and 2022, and the subsequent interim period through March 18, 2024, there were no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K, except for the material weaknesses in the Company’s internal controls over financial reporting for the fiscal year ended December 31, 2022, relating to (1) accounting for performance-based stock, (2) accounting and related disclosures related to business combinations and goodwill impairment assessment, specifically related to the determination of carrying value and review of valuation assumptions and (3) the business combination and its effects on the presentation of the statement of cash flows, equity issuance costs, and transaction costs and the judgments made in the determination of purchase consideration, all of which were reported in Part II, Item 9A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and all of which were remediated as of December 31, 2023.
These reportable events were discussed among the Audit Committee and BDO. BDO has been authorized by the Company to respond fully to the inquiries of KPMG, LLP ("KPMG"), the successor independent registered public accounting firm, concerning these reportable events.
The Company provided BDO with a copy of the disclosure it is making in this Current Report on Form 8-K and requested that BDO furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made herein and, if not, stating the respects in which it does not agree. A copy of such letter provided by BDO, dated March 19, 2024, is filed as Exhibit 16.1 to this Current Report on Form 8-K.
(b) Appointment of New Independent Registered Public Accounting Firm
On March 15, 2024, the Audit Committee approved, and the Board ratified, the engagement of KPMG as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2024.
During the fiscal years ended December 31, 2023 and 2022, and the subsequent interim period through March 18, 2024, neither the Company nor anyone on its behalf has consulted with KPMG regarding: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company that KPMG concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a “disagreement” within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions; or (iii) any “reportable event” within the meaning of Item 304(a)(1)(v) of Regulation S-K.
Item 9.01 Financial Statements and Exhibits

(d)	Exhibits
The following exhibit is being furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description

16.1	Letter from BDO USA, P.C., dated March 19, 2024

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Perimeter Solutions, SA

Date: March 20, 2024	By:	/s/ Kyle Sable
Kyle Sable
Chief Financial Officer